                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_| Preliminary Proxy Statement |_| Confidential, for Use of the
                                       Commission Only
                                       (as permitted by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             M & F WORLDWIDE CORP.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     |X|          No fee required.
     |_|          Fee computed on table below per Exchange Act
                  Rules 14a-6(i)(4) and 0-11.
     (1)          Title of each class of securities to which transaction
                  applies:
        ----------------------------------------------------------------------
     (2)          Aggregate number of securities to which transaction applies:
        ----------------------------------------------------------------------
     (3)          Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11
                  (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ----------------------------------------------------------------------
     (4)          Proposed maximum aggregate value of transaction:
        ----------------------------------------------------------------------
     (5)          Total fee paid:
        ----------------------------------------------------------------------
     |_|          Fee paid previously with preliminary materials.
        ----------------------------------------------------------------------
     |_|          Check box if any part of  the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the
                  filing for which the offsetting fee was paid previously.
                  Identify the previous filing by registration number, or the
                  Form or Schedule and the date of its filing.
         ---------------------------------------------------------------------
     (1)          Amount Previously Paid:
         ---------------------------------------------------------------------
     (2)          Form, Schedule or Registration Statement No.:
         ---------------------------------------------------------------------
     (3)          Filing Party:
         ---------------------------------------------------------------------
     (4)          Date Filed:
         ---------------------------------------------------------------------

                             M & F WORLDWIDE CORP.
                              35 EAST 62ND STREET
                            NEW YORK, NEW YORK 10021
                               TEL: 212-572-8600

                                                           March 31, 1999

To Our Stockholders:

         You are cordially invited to attend the 1999 Annual Meeting of Stockholders of M&F Worldwide Corp. to be held at the St. Regis Hotel, 2 East 55th Street, New York, New York on Thursday, May 20, 1999, at 10:00 a.m. local time.

         The business of the meeting will be to elect directors and ratify the selection of independent auditors for 1999. Information on each of these matters can be found in the accompanying Proxy Statement.

         While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. If you desire to vote in accordance with management's recommendations, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Otherwise, please mark the proxy to indicate your vote; date and sign the proxy; and return it in the enclosed postage-paid envelope as soon as conveniently possible.

                                 Sincerely,


                                 James R. Maher
                                 Chairman of the Board, President
                                    and Chief Executive Officer

                              M&F WORLDWIDE CORP.
                              35 EAST 62ND STREET
                            NEW YORK, NEW YORK 10021
                                TEL: 212-572-8600


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
M&F Worldwide Corp.:

         Notice is hereby given that the 1999 Annual Meeting of Stockholders of M&F Worldwide Corp., a Delaware corporation (the "Company"), will be held on the 20th day of May 1999 at 10:00 a.m., local time, at the St. Regis Hotel, 2 East 55th Street, New York, New York for the following purposes:

         1. To elect three nominees for the Board of Directors of the Company to serve until the annual meeting in 2002 and until such directors' successors are duly elected and shall have qualified.

         2. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1999.

         3. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

         A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on March 23, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be located at the offices of the Company at 38 East 63rd Street, New York, New York 10021, at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

         To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. Since proxies may be revoked at any time, any stockholder attending the Annual Meeting may vote in person even if that stockholder has returned a proxy.

                       By Order of the Board of Directors

                                            M&F WORLDWIDE CORP.

March 31, 1999

                PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING
                 PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.
                  THIS WILL ENSURE THAT YOUR SHARES ARE VOTED
                        IN ACCORDANCE WITH YOUR WISHES.

                              M&F WORLDWIDE CORP.

                      ------------------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1999

                      ------------------------------------



         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of M&F Worldwide Corp., a Delaware corporation (the "Company"), of proxies to be voted at the 1999 Annual Meeting of Stockholders to be held on the 20th day of May 1999 at 10:00 a.m., local time, at the St. Regis Hotel, 2 East 55th Street, New York, New York and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about March 31, 1999.

         At the Annual Meeting, the Company's stockholders will be asked (1) to elect the following persons as directors of the Company until the Company's annual meeting in 2002 and until such directors' successors are duly elected and shall have qualified: Jaymie A. Durnan, Lance Liebman and Stephen G. Taub;
(2) to ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1999; and (3) to transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

         The principal executive offices of the Company are located at 35 East 62nd Street, New York, New York 10021 and the telephone number is 212-572-8600.

SOLICITATION AND VOTING OF PROXIES; REVOCATION

         All proxies duly executed and received by the Company will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted FOR the election to the Board of Directors of the three nominees for director identified in this Proxy Statement and the ratification of Ernst & Young LLP as the Company's auditors. The submission of a signed proxy will not affect a stockholder's right to attend, or vote in person at, the Annual Meeting. Any stockholder may revoke his or her proxy at any time before it is voted by written notice to such effect received by the Company at 35 East 62nd Street, New York, New York 10021, Attention: Secretary, by delivery of a subsequently dated proxy or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

         The accompanying form of proxy is being solicited on behalf of the Board of Directors. The solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and regular employees of the Company without special compensation therefor. The Company will bear the costs incurred in connection with the solicitation of proxies and expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners.

RECORD DATE; OUTSTANDING SHARES; VOTING AT THE ANNUAL MEETING

         Only holders of record of the Company's common stock, par value $0.01 (the "Common Stock"), at the close of business on March 23, 1999 (the "Record Date") were entitled to notice of and to vote at the Annual Meeting. On that date, there were issued and outstanding 20,656,505 shares of Common Stock, each of which is entitled to one vote. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Any stockholder present (including broker non- votes) at the Annual Meeting but who abstains from voting shall be counted for purposes of determining whether a quorum exists. The holder of the outstanding shares of the Company's Series A 8% Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") does not have the right to vote at the Annual Meeting such Series A Preferred Stock or the Common Stock into which it may be converted.

         The affirmative vote of a plurality of the votes cast is required to elect the nominees for the Board of Directors of the Company. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy is required ratify the selection of Ernst & Young LLP.

         Mafco Consolidated Group Inc. ("Mafco Consolidated"), which beneficially owns 6,648,800 shares or approximately 32.2% of the outstanding Common Stock as of the Record Date (excluding shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock owned by Mafco Consolidated, which were not outstanding or entitled to vote as of the Record
Date), has informed the Company of its intention to vote its shares of Common Stock FOR each of the matters to be acted on at the Annual Meeting (collectively, the "Proposals"). Mafco Consolidated is wholly owned by Mafco Holdings Inc. ("Mafco Holdings"), the sole stockholder of which is Ronald O. Perelman, Chairman of the Executive Committee of the Board of Directors of the Company. Based on the foregoing, the affirmative vote of the holders of 3,679,453 additional shares of Common Stock (representing approximately 17.8% of the shares of Common Stock currently outstand-

ing) would be required (assuming all shares of Common Stock are voting at the meeting) to constitute a quorum, elect the director nominees and approve the selection of auditors.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Board of Directors consists of Ronald O. Perelman, Jaymie A. Durnan, Theo W. Folz, Howard Gittis, J. Eric Hanson, E. Gregory Hookstratten, Lance Liebman, James R. Maher Paul M. Meister, Bruce Slovin and Stephen G. Taub. The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided as evenly as possible into three classes.

         The Board of Directors has nominated Messrs. Durnan, Liebman and Taub for election as directors at the Annual Meeting to serve until the annual meeting in 2002. Messrs. Durnan, Liebman and Taub are currently members of the Board of Directors whose terms expire at the Annual Meeting and, except as herein stated, the proxies solicited hereby will be voted FOR their election. The Board of Directors has been informed that Messrs. Durnan, Liebman and Taub are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

         Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the election of directors (including broker non-votes) will be disregarded and have no effect on the outcome of the vote.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN FOR DIRECTOR.

DIRECTORS AND DIRECTOR NOMINEES

         The name, age (as of March 31, 1999), principal occupation, selected biographical information and period of service as a director of the Company of each director and director nominee are set forth hereafter.

         RONALD O. PERELMAN (56) has been a director and Chairman of the Executive Committee of the Board of Directors since 1995 and was Chairman of the Board of the

Company from 1995 to 1997. Mr. Perelman has been Chairman of the Board and Chief Executive Officer of Mafco Holdings and MacAndrews & Forbes Holdings Inc. (together with Mafco Holdings, "MacAndrews & Forbes"), diversified holding companies, and various affiliates since 1980. Mr. Perelman also is Chairman of the Board of Meridian Sports Incorporated ("Meridian"), Panavision Inc. ("Panavision"), Revlon Consumer Products Corporation ("Revlon Products") and Revlon, Inc. ("Revlon"). Mr. Perelman also is a director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"): Golden State Bancorp Inc., Golden State Holdings Inc., Meridian, Panavision, Revlon Products, Revlon, and REV Holdings Inc. (On December 27, 1996, Marvel Entertainment Group Inc., Marvel Holdings Inc. ("Marvel Holdings"), Marvel (Parent) Holdings Inc. ("Marvel Parent") and Marvel III Holdings Inc. ("Marvel III"), of which Mr. Perelman was a director on such date, and several of their subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.) Mr. Perelman's term as a director of the Company expires in 2001.

         JAYMIE A. DURNAN (45) has been a director of the Company since 1995 and Senior Vice President of MacAndrews & Forbes and various affiliates since 1996, Vice President of MacAndrews & Forbes and various affiliates from 1992 to 1996 and Special Counsel to the Chairman of MacAndrews & Forbes since 1995. Mr. Durnan was an attorney with the law firm of Marks & Murasi from 1990 to 1992 and a United States Navy officer from 1975 to 1990. Mr. Durnan's term as a director of the Company expires in 1999.

         THEO W. FOLZ (55) has been a director of the Company since 1996. He served as President and Chief Executive Officer from 1996 to 1999 and as Chairman of the Board from 1997 to 1999. Mr. Folz has been President and Chief Executive Officer of Consolidated Cigar Corporation, a leading manufacturer of cigars, pipe tobacco and smokers' accessories, since 1984. Mr. Folz's term as a director of the Company expires in 2001.

         HOWARD GITTIS (65) has been a director of the Company since 1995 and Vice Chairman of MacAndrews & Forbes and various affiliates since 1985. Mr. Gittis also is a director of the following corporations which file reports pursuant to the Exchange Act: Golden State Bancorp Inc., Golden State Holdings Inc., Jones Apparel Group, Inc., Loral Space & Communications Ltd., Panavision, Revlon Products, Revlon, REV Holdings Inc., Rutherford-Moran Oil Corporation and Sunbeam Corporation. Mr. Gittis' term as a director of the Company expires in 2000.

         J. ERIC HANSON (52) has been a director of the Company since 1995 and Executive Vice President-Finance and Administration of the Company since 1997. Mr. Hanson also has been President and Chief Executive Officer of Meridian since 1997. Mr. Hanson has been Senior Vice President of MacAndrews & Forbes and various affiliates since 1994 and was Vice President of MacAndrews & Forbes and various affiliates from 1993 to 1994. Mr. Hanson also is a director of Meridian. Mr. Hanson's term as a director of the Company expires in 2000.

         E. GREGORY HOOKSTRATTEN (66) has been a director of the Company since 1997. He has been engaged in private law practice, specializing in entertainment law as a partner in Hookstratten & Hookstratten for more than the past five years. Mr. Hookstratten's term as a director expires in 2001.

         LANCE LIEBMAN (57) has been a director of the Company since 1995. Professor Liebman is William S. Beinecke Professor of Law, Director of the Parker School of Foreign and Comparative Law and Director Designate of the American Law Institute. He was Dean of Columbia Law School from 1991 to 1996. From 1976 to 1991, Professor Liebman was Professor of Law at Harvard Law School and from 1981 to 1984 also held the position of Associate Dean. Professor Liebman is a director of Greater New York Insurance Co. and Brookfield Financial Properties, Inc. and a Trustee of Tarragon Realty Investors, Inc., a real estate investment trust. Professor Liebman's term as a director of the Company expires in 1999.

         JAMES R. MAHER (49) has been a director, Chairman of the Board, President and Chief Executive Officer of the Company since March 1999. Mr. Maher has been a director and President of MacAndrews & Forbes and various affiliates since 1995. Mr. Maher was Chairman of the Board of Laboratory Corporation of America Holdings ("Lab Corp."), a clinical laboratory company, from 1995 to 1996 and was President and Chief Executive Officer of National Health Laboratories Holdings Inc., a clinical laboratory company and a predecessor to Lab Corp, from 1992 to 1995. Mr. Maher was Vice Chairman of First Boston Corporation, an investment bank, from 1990 to 1992 and a Managing Director of First Boston Corporation from 1982 to 1990. Mr. Maher is a director of the following corporations which file reports pursuant to the Exchange Act:
First Brands Corporation and Panavision. Mr. Maher's term as a director of the Company expires in 2000.

         PAUL M. MEISTER (46) has been a director of the Company since 1995. Mr. Meister has been Vice Chairman of the Board and Executive Vice President of Fisher Scientific International, Inc. (scientific instruments, equipment and supplies) ("Fisher") since 1998, Chief Financial Officer of Fisher since prior to 1994 and Senior Vice President of Fisher from 1994 to 1998. Mr. Meister is a director of the following corporations which file reports pursuant to the Exchange Act: Fisher Scientific International Inc., The General Chemical Group, Inc. and Minerals Technologies, Inc. Mr. Meister's term as a director of the Company expires in 2000.

         BRUCE SLOVIN (63) has been a director of the Company since 1995 and an executive officer of MacAndrews & Forbes and various affiliates since 1982. Mr. Slovin is a director of the following corporations which file reports pursuant to the Exchange Act: Cantel Industries, Inc., Meridian, Continental Health Affiliates, Inc. and Infu-Tech, Inc. Mr. Slovin's term as a director of the Company expires in 2001.

         STEPHEN G. TAUB (47) has been a director of the Company since 1998. Mr. Taub was elected President and Chief Executive Officer of Mafco Worldwide in 1999 and served as President and Chief Operating Officer of Mafco Worldwide from 1993 to 1999. Mr. Taub was elected Senior Vice President in 1987 and his responsibilities included the manufacturing, botanical and spice operations of Mafco Worldwide, as well as product marketing to the confectionery and pharmaceutical industries in Western Europe. Mr. Taub joined Mafco Worldwide in 1975 as an Industrial Engineer and in 1982 became Vice President of Manufacturing. Mr. Taub's term as a director of the Company expires in 1999.

BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee; it does not have a Nominating Committee.

         The Executive Committee consists of Messrs. Perelman, Folz, Gittis and Maher. The Executive Committee may exercise all of the powers and authority of the Board of Directors, except as otherwise provided under the Delaware General Corporation Law. The Audit Committee, consisting of Mr. Meister and Professor Liebman, makes recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, reviews the plan, scope and results of the audit, reviews with the auditors and management the Company's policies and procedures with respect to internal accounting and financial controls and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent auditors. The Compensation Committee, consisting of Messrs. Gittis and Hookstratten and Professor Liebman, makes recommendations to the Board of Directors regarding compensation, benefits and incentive arrangements for officers and other key managerial employees of the Company. The Compensation Committee considers and awards options to purchase shares of Common Stock pursuant to the Company's stock option plans.

         During 1998, the Board of Directors held four meetings and acted twice by unanimous written consent. The Audit Committee held three meetings during 1998. During 1998, the Executive Committee acted five times by unanimous written consent and the Compensation Committee acted once by unanimous written consent.

COMPENSATION OF DIRECTORS

         Directors who are not currently receiving compensation as officers or employees of the Company or any of its affiliates are paid an annual $25,000 retainer fee, payable in monthly installments, plus reasonable out-of-pocket expenses and a fee of $1,000 for each meeting of the Board of Directors or any committee thereof they attend.

EXECUTIVE OFFICERS

         The following table sets forth as of the date hereof the executive officers of the Company and its operating subsidiary, Pneumo Abex Corporation, which operates its licorice and flavors business under the name Mafco Worldwide Corporation ("Mafco Worldwide").

NAME                                                 POSITION
----                                                 ---------
Ronald O. Perelman         Chairman of the Executive Committee
James R. Maher             Chairman, President and Chief Executive Officer
Barry F. Schwartz          Executive Vice President and General Counsel
J. Eric Hanson             Executive Vice President-Finance and Administration
William G. Nesbitt         Executive Vice President-Corporate Development
Stephen G. Taub            President and Chief Executive Officer of Mafco
                             Worldwide
Peter W. Grace             Senior Vice President-Finance of Mafco Worldwide
Pramathesh S. Vora         Senior Vice President of Mafco Worldwide

         For biographical information about Messrs. Perelman, Hanson, Maher and Taub, see "Directors and Director Nominees."

         BARRY F. SCHWARTZ (49) has been Executive Vice President and General Counsel of the Company since 1996 and Executive Vice President and General Counsel of MacAndrews & Forbes and various affiliates since 1993 and was Senior Vice President of MacAndrews & Forbes and various affiliates from 1989 to 1993. (On December 27, 1996, Marvel Holdings, Marvel Parent and Marvel III of which Mr. Schwartz was an executive officer on such date, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)

         WILLIAM G. NESBITT (37) has been Executive Vice President-Corporate Development of the Company since March 1999. He has served as an officer of MacAndrews & Forbes and various of its affiliates since 1996 and currently is Senior Vice President. From 1992 to 1995 Mr. Nesbitt was General Partner of Lakeview Partners LP, a private investment partnership which he co-founded and from 1988 to 1992 he was Vice President of Gollust, Tierney & Oliver Incorporated, the general partner of Conistan Partners LP.

         PETER W. GRACE (54) has been Senior Vice President-Finance of Mafco Worldwide since 1993. Mr. Grace joined Mafco Worldwide in 1978 as Controller and was elected Vice President in 1982, responsible for all domestic and international accounting, treasury and MIS functions.

         PRAMATHESH S. VORA (52) has been Senior Vice President of Mafco Worldwide since 1993. Mr. Vora was elected Vice President of Research and Development, including areas of quality control and technical marketing, in 1984 and in 1986, was also given responsibility for international tobacco sales and marketing for Europe, Asia and South America. Mr. Vora joined Mafco Worldwide in 1977 as a chemical engineer, became the Research and Development Manager in 1978 and was given responsibility for Quality Control in 1982.

EXECUTIVE COMPENSATION

         The compensation paid to the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company and the Company's principal operating business, for all services rendered during each of the three years ended December 31, 1996, 1997 and 1998 is set forth in the following Summary Compensation Table. The compensation shown includes amounts paid by the Company and its subsidiary Mafco Worldwide in the periods prior to its acquisition by the Company in 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-
                                                                                           TERM
                                                                                          COMPEN-
                                                                                          SATION
                                                    ANNUAL COMPENSATION                   AWARDS
                              ------------------------------------------------------------------------------------------
                                                                                         Number of
                                                                                      Securities Un-
                                                                            Other      derlying Op-          All
                                                                           Annual         tions/            Other
Name and                                                                  Compensa-        SARs            Compen-
Principal Position              Year       Salary ($)     Bonus ($)       tion ($)          (#)         sation ($)(a)
------------------              ----       ----------     ---------       --------          ---         -------------
Theo W. Folz (b)                1998         390,000       429,000           0               0                  0
Chief Executive Officer and     1997         360,000       396,000           0            525,000               0
President                       1996         330,000       363,000           0               0                  0

J. Eric Hanson (c)              1998         437,500       100,000        34,153             0                3,610
Executive Vice President-       1997         425,000       100,000        37,577          250,000             4,194
Finance and Administration      1996              --            --          --               --                   --

Stephen G. Taub                 1998         550,000       605,000                           0                3,665
President and Chief             1997         500,000       550,000           0            150,000             4,914
Executive Officer of            1996         400,000       475,000           0               0                3,963
Mafco Worldwide

Pramathesh S. Vora              1998         206,000       226,600                           0                4,098
Senior Vice President of        1997         192,500       211,750           0            50,000              3,892
Mafco Worldwide                 1996         180,000       198,000           0               0                4,699

Peter W. Grace                  1998         181,000       199,100                           0                3,290
Senior Vice President-          1997         170,000       187,000           0            35,000              3,557
Finance of Mafco Worldwide      1996         158,500       174,350           0               0                5,219

-----------
(a) Represents, in each case, 401(k) contributions of $3,000 in 1996, $3,200 in 1997 and $3,200 in 1998; the remainder represents the Supplemental Medical and Dental Expense Plan benefits paid by Mafco Worldwide.

(b) Mr. Folz served as President and Chief Executive Officer from 1996 through January 22, 1999.

(c)      Mr. Hanson has been Executive Vice President-Finance and
         Administration since 1997. Amounts in Other Annual Compensation represent the costs associated with an automobile furnished to Mr. Hanson.

STOCK OPTION TRANSACTIONS IN 1998

         During 1998 there were no grants of options to executive officers named in the summary compensation table.

                                    AGGREGATED OPTION/SAR EXERCISES IN 1998
                                      AND YEAR END 1998 OPTION/SAR VALUES

         The following chart shows, for 1998, the number of stock options exercised and the 1998 year-end value of the options held by the executive officers named in the Summary Compensation Table:

                                                              Number of
                                                             Securities             Value of
                                                             Underlying            Unexercised
                                                             Unexercised          In-the-Money
                                                            Options/SARs         Options/SARs at
                           Shares                          at Year End (#)        Year End ($)
                         Acquired on          Value         Exercisable/          Exercisable/
Name                    Exercise (#)      Realized ($)      Unexercisable        Unexercisable*
----                    ------------      ------------      -------------        --------------
Theo W. Folz                  0                   0        175,000/350,000         439,896/879,792
J. Eric Hanson                0                   0         83,333/166,667         218,958/437,917
Stephen Taub                  0                   0         50,000/100,000         134,375/268,750
Pramathesh Vora               0                   0          16,666/33,334           44,792/89,583
Peter Grace                   0                   0          11,666/23,334           31,354/62,708

-----------------
*        Based on a year-end 1998 closing price of $10.0625.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is comprised of Messrs. Gittis and Hookstratten and Professor Liebman. The Compensation Committee's duties include determination of the Company's compensation and benefit policies and practices for executive officers and key managerial employees. In accordance with rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. The Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

         COMPENSATION POLICIES. The overall objectives of the Company's compensation program are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to maximize the link between executive and stockholder interests through a stock option plan and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company has developed an overall compensation strategy and specific compensation plans that tie a substantial portion of an executive's compensation to performance.

         The key elements of the Company's compensation program consist of fixed compensation in the form of base salary, and variable compensation in the forms of annual incentive compensation and stock option awards. An executive officer's annual base salary represents the fixed component of such executive officer's total compensation, and variable compensation is intended to comprise a substantial portion of an executive's total annual compensation. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Folz, the Company's Chief Executive Officer through January 22, 1999, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, insurance and other benefits, as well as the programs described below.

         BASE SALARIES. Base salaries for executive officers are determined based upon the Compensation Committee's evaluation of the responsibilities of the position held and the experience of the individual, and by reference to historical levels of salary paid by the Company and its predecessors.

         Salary adjustments are based on a periodic evaluation of the performance of the Company and each executive officer, as well as financial results of the business. The Compensation

Committee takes into account the effect any corporate transactions that have been consummated during the relevant year and, where appropriate, also considers non-financial performance measures. These include increases in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.

         ANNUAL INCENTIVE COMPENSATION AWARDS. The variable compensation payable annually to executive officers (including the Chief Executive Officer) generally consists principally of annual incentive compensation awards. Annual incentive compensation is payable pursuant to contractual provisions with certain executives which provide eligibility to receive bonuses under the Company's Performance Bonus Plan determined in accordance with a formula relating to achievement of Company performance goals. The Performance Bonus Plan is described elsewhere in this Proxy Statement. Such performance goals are based upon the Company's operating income. The annual incentive compensation earned by the executives with respect to 1998 was determined in accordance with such provisions. In addition, executive officers of the Company may be awarded discretionary bonuses by the Compensation Committee.

         OTHER INCENTIVE COMPENSATION AWARDS. The other principal component of executives' compensation is stock options, which are intended as a tool to attract, provide incentive to and retain those executives who make the greatest contribution to the business, and who can have the greatest effect on the long-term profitability of the Company. The exercise price of stock options is set at a price equal to the market price of the Common Stock at the time of the grant. The options therefore do not have any value to the executive unless the market price of the Common Stock rises. The Compensation Committee believes that these stock options more closely align the executives' interests with those of its stockholders, and focus management on building profitability and long-term stockholder value.

         CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Folz served as Chief Executive Officer of the Company and the Company's flavors business. Mr. Folz's level of compensation from the Company had been set prior to the acquisition of the Company's flavors business and had been increased by the Company as determined to be appropriate in accordance with compensation philosophy set forth above and the guidelines of the Compensation Committee. The Compensation Committee believes Mr. Folz's compensation from the Company was appropriate in light of the experience and expertise Mr. Folz brought to the position and the fact that Mr. Folz did not devote full time to his position with the Company, and considering compensation levels of chief executive officers of comparable companies (including, but not limited to, companies comprising the peer group selected for the performance graph, as well as other companies of similar size with which the Compensation Committee believes the Company competes for executive talent). No specific weight is given by the Compensation Committee to any of the foregoing factors.

         TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Compensation Committee attempts to ensure full deductibility of compensation in light of the limitation on the deductibility of certain compensation in excess of one million dollars under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Performance Bonus Plan and the Company's stock option plans, described elsewhere in this Proxy Statement, are designed so as to cause stock options and bonuses granted thereunder to be exempt from the limitations contained in such Section 162(m).

                                     THE COMPENSATION COMMITTEE

                                     Howard Gittis, Chairman
                                     E. Gregory Hookstratten
                                     Lance Liebman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Howard Gittis, E. Gregory Hookstratten and Lance Liebman, none of whom is an officer or employee of the Company or its subsidiaries.

EMPLOYMENT ARRANGEMENTS

         Certain of the executive officers are parties to employment agreements with the Company, its parent or the Company's principal operating subsidiary. The following is a description of certain terms of such agreements.

         Mr. Folz had an employment contract with Mafco Consolidated which included compensation for his duties as Chief Executive Officer of Mafco Worldwide. The portion of compensation allocable to Mafco Worldwide was reimbursed by Mafco Worldwide and is shown in the compensation table above. Mr. Folz received no other benefits from Mafco Worldwide nor was he a participant in the Mafco Worldwide pension plans.

         Mr. Hanson has an employment agreement with the Company which provides for him to be employed through December 31, 1999. At any time on or after January 1, 1999, the Company will have the right to give written notice of the non-renewal of the employment term. Upon the giving of such notice, the employment term is automatically extended so that it ends twenty-four months after the last day of the month in which the notice was given. From and after December 31, 1999, the employment term is extended on a day-to-day basis until the Company gives notice of non-renewal, as described above. The agreement provides that Mr.

Hanson will be paid an annual base salary of not less than $500,000. Because Mr. Hanson allocates a certain portion of his time to the business of an affiliate of the Company, the Company has been reimbursed $25,000 per quarter from such affiliate. Mr. Hanson is also eligible for a discretionary bonus as determined by the Board of Directors. In the event of a breach of the agreement by the Company, Mr. Hanson is entitled to terminate the employment agreement; in that event or in the event that the Company terminates the agreement other than for cause or Mr. Hanson's disability, Mr. Hanson is generally entitled to receive payment of base salary and the continuation of benefits for the longer of the remaining term of the agreement or twenty-four months, offset by certain other compensation Mr. Hanson earns during the period.

         Mafco Worldwide entered into an employment agreement with Mr. Taub which provides for him to be employed commencing on September 1, 1996 through December 31, 2000. At any time on or after December 31, 1999, Mafco Worldwide will have the right to give written notice of the non-renewal of the employment term. Upon the giving of such notice, the employment term is automatically extended so that it ends twelve months after the last day of the month in which the notice was given. From and after January 1, 2001, the employment term is extended on a day-to-day basis until Mafco Worldwide gives notice of non-renewal, as described above. Mr. Taub will be paid an annual base salary of not less than $500,000, subject to increase at the discretion of Mafco Worldwide. In addition, Mr. Taub may earn a performance bonus of up to 150% of base salary, subject to an annual maximum of $1 million, pursuant to his participation in the Performance Bonus Plan as set forth in his employment agreement. In the event of a breach of the agreement by Mafco Worldwide, Mr. Taub is entitled to terminate the employment agreement; in that event or in the event that Mafco Worldwide terminates the agreement other than for cause or Mr. Taub's disability, Mr. Taub is generally entitled to receive payment of base salary and bonus and the continuation of benefits for the longer of the remaining term of the agreement or twelve months, offset by any other compensation Mr. Taub earns during this period.

         Mafco Worldwide also entered into employment agreements with Messrs. Grace and Vora which provide for each to be employed commencing on September 1, 1996, through December 31, 1999. At any time on or after December 31, 1998, Mafco Worldwide has the right to give notice of the non-renewal of the employment term. Upon the giving of such notice the employment term is automatically extended so that it ends twelve months after the last day of the month in which the notice was given. From and after January 1, 2000 the employment term is extended on a day-to-day basis until Mafco Worldwide gives notice of non-renewal, as described above. Mr. Grace will be paid an annual base salary of not less that $158,500, subject to increase at the discretion of Mafco Worldwide. Mr. Vora will be paid an annual base salary of not less than $180,000, also subject to increase at the discretion of Mafco Worldwide. In addition, Messrs. Grace and Vora may each earn a performance bonus of up to 150% of base salary, subject to an annual maximum of $1 million, pursuant to their participation in the Performance Bonus Plan as set forth in their respective employment agreements. In the event of a breach of an agreement by Mafco Worldwide, Messrs. Grace and Vora are entitled to terminate their respective employment agreements; in that event or in the event that Mafco Worldwide terminates an agreement other than for cause or disability, the executive is generally entitled to receive payment of base salary and bonus and the continuation of benefits for the longer of the remaining term of the agreement or twelve months, offset by any other compensation the executive earns during this period.

PENSION PLAN FOR SALARIED EMPLOYEES

         The following table sets forth information concerning the estimated annual benefits payable to Messrs. Hanson, Taub, Grace and Vora under Mafco Worldwide's Defined Benefit Pension Plan (the "Salaried Pension Plan") effective as of December 31, 1990, established in replacement of a prior plan. Participants in the Salaried Pension Plan generally include participants under the prior plan and certain salaried employees who are at least age 21 and credited with at least one thousand hours of service in any Plan Year (as defined in the Salaried Pension Plan) since the date such employee commenced employment.

         Benefits to participants vest fully after five years of service and such benefits are determined primarily by a formula taking into account an average final compensation determined by averaging the three consecutive completed calendar years of greatest compensation earned during the participant's service to Mafco Worldwide and the number of years of service attained by the individual participants. Benefits are subject to the maximum limitations imposed by federal law on pension benefits. The annual limitation in 1998 was $130,000 based on a maximum allowable compensation of $160,000. Such compensation is composed primarily of regular base salary, bonus and employers' contributions to qualified deferred compensation plans. Subject to certain restrictions, participants may make voluntary after-tax contributions of up to ten percent of their aggregate compensations. Any such voluntary contributions are fully vested and nonforfeitable at all times.

         Mafco Worldwide has established the Mafco Worldwide Corporation Benefit Restoration Plan (the "Restoration Plan") effective January 1, 1994 which was designed to restore retirement benefits to those employees whose eligible pension earnings were limited to $150,000 under regulations enacted by the Internal Revenue Service. The Omnibus Budget Reconciliation Act of 1993 ("OBRA '93") limited pension benefits under tax qualified plans, based on maximum compensation of $150,000, which will be adjusted annually based upon inflation. Had the enactment of OBRA '93 not limited pension benefits under tax qualified plans, the limit would have been $268,360 in 1998. As of January 1, 1998, the Restoration Plan was amended to increase the retirement benefit to up to $500,000. The Restoration Plan was established to provide pension benefits to those employees who would have lost benefits due to the reduction in the maximum compensation allowed for the calculation of benefits under the Salaried Pension Plan. The Restoration Plan will not be funded and all other vesting and payment rules will follow the Salaried Pension Plan.

         The following table shows estimated annual benefits payable upon retirement under the Salaried Pension Plan and the Restoration Plan:



            HIGHEST
          CONSECUTIVE                          ESTIMATED ANNUAL STRAIGHT LIFE ANNUITY BENEFITS AT RETIREMENT
           THREE YEAR                                    WITH INDICATED YEARS OF CREDITED SERVICE
             AVERAGE                                     ----------------------------------------
          COMPENSATION                  15                20                25                30                35
         --------------                ----              ----              ----              ----              ---
           $100,000                 $ 25,057          $ 33,410          $ 41,762          $ 41,762          $ 41,762
            150,000                   40,057            53,410            66,762            66,762            66,762
            200,000                   55,057            73,410            91,762            91,762            91,762
            250,000                   70,057            93,410           116,762           116,762           116,762
            300,000                   80,587           107,450           134,312           134,312           134,312
            350,000                   90,587           120,783           150,979           150,979           150,979
            400,000                  100,587           134,116           167,646           167,646           167,646
            450,000                  110,587           147,450           184,312           184,312           184,312
            500,000+                 120,587           160,783           200,979           200,979           200,979

Benefits shown above reflect the straight life annuity benefit form of payment for employees, assume normal retirement at age 65, reflect the deduction for Social Security amounts, but do not reflect the offset for the actuarial equivalent of the benefit derived from the employer contribution account in the 401(k) Plan.

         As of December 31, 1998, credited years of service for each of the following individuals were as follows: Mr. Taub, 23 years; Mr. Hanson, 6 years; Mr. Grace, 21 years; and Mr. Vora, 22 years.

PERFORMANCE BONUS PLAN

         Messrs. Taub, Grace and Vora participate in and are eligible to receive bonuses in accordance with the Company's Performance Bonus Plan which has been approved by the Company's stockholders. Compensation payable under the Performance Bonus Plan is intended to qualify as "performance based compensation" under Section 162(m) of the Code. Under the Performance Bonus Plan, the participants are eligible to receive annual performance bonus awards based upon achievement of performance goals established by the Compensation

Committee and set forth in their respective employment agreements. Performance goals under the Performance Bonus Plan are based upon the achievement of EBITDA goals set forth in the Company business plan during each calendar year. The payments under the Performance Bonus Plan may not exceed $1,000,000 with respect to any participant in any calendar year and shall not be made unless the Compensation Committee certifies that the performance goals with respect to the applicable year have been met.

STOCK OPTION PLAN

         The Company has adopted and the Company's stockholders have approved, the 1997 Stock Option Plan and the 1995 Stock Option Plan (together, the "Stock Option Plans"). A maximum of 2,000,000 shares of Common Stock has been reserved for issuance under the Stock Option Plans, subject to equitable adjustment upon the occurrence of any stock dividend, stock split, recapitalization, combination or exchange of shares.

         The Stock Option Plans are administered by the Compensation Committee, which consists of two or more members of the Board who are "outside directors" within the meaning of Section 162(m) of the Code. The Compensation Committee may, in its discretion, delegate to a subcommittee its duties hereunder, including the grant of Options and Rights. The full Board also has the authority, in its discretion, to grant Options and Rights under the Stock Option Plans and to administer such plans. The Compensation Committee has full authority, subject to the provisions of the Stock Option Plans, among other things, to determine the persons to whom options or stock appreciation rights will be granted, to determine the exercise price of the stock options and to prescribe, amend and rescind rules and regulations relating to the Stock Option Plans.

         Grants of stock options and stock appreciation rights (collectively, "Awards") may be made under the Stock Option Plans to selected employees, directors (including directors who are not employees) and consultants of the Company and its present or future affiliates, in the discretion of the Compensation Committee. Stock options may be either "incentive stock options," as such term is defined in Section 422 of the Code, or nonqualified stock options. The exercise price of a nonqualified stock option may be above, at or below the fair market value per share of Common Stock on the date of grant; the exercise price of an incentive stock option may not be less than the fair market value per share of Common Stock on the date of grant.

         No person may be granted stock options or stock appreciation rights under any calendar year representing an aggregate of more than 600,000 shares of Common Stock under the 1997 Stock Option Plan or 400,000 shares of Common Stock under the 1995 Stock Option Plan. Stock options and stock appreciation rights shall be exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable Award agreement. The exercise period shall be determined by the Committee; provided, however, that in the case of an incentive stock option, such exercise period shall not exceed ten (10) years from the date of grant of such incentive stock option.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and greater than ten percent owners are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

         Based solely on the Company's review of the copies of such forms it has received and representations from certain reporting persons that they were not required to file such forms for a specified fiscal year, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1998.

COMMON STOCK PERFORMANCE

         The Company's Common Stock commenced trading on the New York Stock Exchange (the "NYSE") on June 16, 1995. The two graphs set forth below present a comparison of cumulative stockholder return through December 31, 1998, assuming reinvestment of dividends, by an investor who invested $100 on June 16, 1995 in each of (i) the Common Stock, (ii) the S & P 500 Composite Index (the "S & P 500 Index") and (iii) a peer group composed of the companies in the Dow Jones Food Index.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                      COMPANY COMMON STOCK, THE S & P 500
                       INDEX AND THE DOW JONES FOOD INDEX


                               [GRAPHIC OMITTED]

Value of Initial Investment          6/16/95           12/31/95           12/31/96           12/31/97           12/31/98
---------------------------          -------           --------           --------           --------           ---------
M & F Worldwide Corp.                 $100              $152.38            $142.86            $186.90            $191.67
S&P 500 Index                         $100              $114.45            $140.73            $187.68            $241.31
Dow Jones Food Index                  $100              $116.26            $124.89            $156.56            $217.18


               PROPOSAL 2 - RATIFICATION OF SELECTION OF AUDITORS

         The Audit Committee has selected, subject to ratification by the stockholders, Ernst & Young LLP to audit the accounts of the Company for the fiscal year ending December 31, 1999.

         The ratification of the selection of Ernst & Young LLP will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the ratification of the auditors (including broker non-votes) will be counted and will have the same effect as a vote against the proposal.

         Ernst & Young LLP representatives will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

         The following table sets forth as of March 23, 1999, the total number of shares of Common Stock beneficially owned, and the percent so owned, by each director of the Company, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by the officers named in the summary compensation table and by all directors and officers as a group. The number of shares owned are those "beneficially owned," as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement.

                                  Amount and Nature
                                     of Beneficial            Percent of
                                      Ownership(a)               Class
                                  -------------------         -----------
Ronald O. Perelman(b)                      9,148,800              39.5%
   35 East 62nd Street
   New York, NY  10021

Jaymie A. Durnan                                 500                 *
Theo W. Folz                                 360,000                 *
Howard Gittis                                  5,000                 *
J. Eric Hanson                               176,666                 *
E. Gregory Hookstratten                            0
Lance Liebman                                  2,000                 *
James R. Maher                                     0                 *
Paul M. Meister                               76,402                 *
Bruce Slovin(c)                               10,410                 *
Stephen G. Taub                              100,000                 *
William G. Nesbitt                                 0                 *
Peter W. Grace                                23,333                 *
Pramathesh S. Vora                            33,333                 *
All directors and executive officers       9,936,444                41.7%
  as a group (14 persons)

---------------------------------------
*      Less than 1%.

(a)    Includes Common Stock and options exercisable within 60 days.

(b) All of such shares of Common Stock are indirectly owned by Mr. Perelman through Mafco Holdings. Of such shares of Common Stock, 2,500,000 represent shares of Common Stock issuable upon the conversion of 20,000 shares of Series A Preferred Stock owned by Mafco Consolidated. The shares owned and shares of intermediate holding companies are or may from time to time be pledged to secure obligations of Mafco Holdings or its affiliates.

(c) Of the shares owned, 5,000 are held in trust for a minor child. Mr. Slovin disclaims beneficial ownership of such 5,000 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FLAVORS ACQUISITION

         On November 25, 1996, Mafco Consolidated and the Company consummated the transactions contemplated by the stock and value support rights purchase agreement, dated as of October 23, 1997 (the "Purchase Agreement"), by and among Mafco Consolidated, the Company, and PCT International Holdings Inc. ("Purchaser"), a Delaware corporation and wholly-owned subsidiary of the Company. Pursuant to the Purchase Agreement, Purchaser acquired from Mafco Consolidated, all the shares of Flavors Holdings Inc. (the "Shares") and 23,156,502 Value Support Rights (each a "VSR", and collectively, the "VSRs") issued pursuant to a Value Support Rights Agreement, dated November 25, 1996. In consideration for the Shares and VSRs, Purchaser paid Mafco Consolidated cash in the amount of $180.0 million. In addition, Purchaser paid Mafco Consolidated deferred cash payments of $3.7 million on June 30, 1997 and $3.5 million on January 2, 1998.

RAW MATERIALS PURCHASES AND SALES

         During 1998, the Company had sales of approximately $154,540 to Consolidated Cigar Corporation, an affiliate until January 1999. The Company also purchased inventory of approximately $65,000 from Consolidated Cigar Corporation during 1998.

TRANSFER AGREEMENT

         In connection with the merger of Abex, Inc. ("Abex"), currently known as Mafco Consolidated, and a wholly owned subsidiary of Holdings (the "Abex Merger") and the related transfer (the "Transfer") to a subsidiary of Mafco Consolidated of substantially all of Abex's consolidated assets and liabilities with the remainder being retained by the Company, the Company, a subsidiary of Abex, Pneumo Abex and certain other subsidiaries of the Company entered into a Transfer Agreement (the "Transfer Agreement"). The Transfer Agreement provides for appropriate transfer, indemnification and tax sharing arrangements, in a manner consistent with applicable law and existing contractual arrangements.

         The Transfer Agreement requires such subsidiary of Mafco Consolidated to undertake certain administrative and funding obligations with respect to certain asbestos claims and other liabilities retained by the Company. The Company will be obligated to make reimbursement for the amounts so funded only when amounts are received by the Company under related indemnification and insurance arrangements. Such administrative and funding obligations would be terminated as to asbestos products claims in the case of a bankruptcy of Pneumo Abex or the Company or of certain other events affecting the availability of coverage for such claims from third party indemnitors and insurers. The Transfer Agreement further provides that Mafco Consolidated will indemnify the Company with respect to all environmental matters associated with Abex's former operations to the extent not paid by third party indemnitors or insurers, other than the operations relating to the Company's aerospace business which was sold to Parker Hannifin Corporation in April 1996. The Transfer Agreement also provides for certain funding, indemnification and cooperation arrangements between the Company and such subsidiary of Mafco Consolidated in respect of certain liabilities which may arise under the Employee Retirement Income Security Act of 1974 in respect of the sale of Abex Friction Products in 1994.

         The Transfer Agreement also provides that the Company will be reimbursed by a subsidiary of Mafco Consolidated at the end of 1995, 1996, 1997 and 1998 for amounts spent by the Company in excess of $1.5 million during each such period in connection with certain costs and expenses incurred by the Company by virtue of being a public company, such as compliance with certain SEC and stock exchange filing requirements. Such reimbursement obligation is subject to early termination in the case of certain "change in control" events affecting the Company. No such reimbursements were required to be made in 1995, 1996, 1997 and 1998.

REGISTRATION RIGHTS AGREEMENT

         In connection with the Abex Merger, Mafco Consolidated and the Company entered into a Registration Rights Agreement providing Mafco Consolidated with the right to require the Company to use its best efforts to register under the Securities Act of 1933, as amended (the "Securities Act"), and the securities or blue sky laws of any jurisdiction designated by Mafco Consolidated all or a portion of the issued and outstanding Common Stock, if any, retained (the "Retained Shares") by Mafco Consolidated in the Abex Merger (as a result of the exercise of appraisal rights) or issuable upon conversion (the "Conversion Shares") of the Series A Preferred Stock (collectively, the "Registrable Shares"). Such demand rights are subject to the conditions that the Company is not required to (i) effect a demand registration in the first year following the effective time of the Abex Merger other than in respect of the Retained Shares, (ii) effect a demand registration more than once in any 12 month period, (iii) effect more than one demand registration with respect to the Retained Shares and two demand registrations with respect to the Conversion Shares, or (iv) file a registration statement during periods (not to exceed three months) (a) when the Company is contemplating a public offering, (b) when the Company is in possession of certain material non-public information, or (c) when audited financial statements are not available and their inclusion in a registration statement is required. In addition, and subject to certain conditions described in the Registration Rights Agreement, if at any time the Company proposes to register under the Securities Act an offering of Common Stock or any other class of equity securities, then Mafco Consolidated will have the right to require the Company to use its best efforts to effect the registration under the Securities Act and the securities or blue sky laws of any jurisdiction designated by Mafco Consolidated of all or a portion of the Registrable Shares as designated by Mafco Consolidated. The Company is responsible for all expenses relating to the performance of, or compliance with, the Registration Rights Agreement except that Mafco Consolidated is responsible for underwriters' discounts and selling commissions with respect to the Registrable Shares being sold. In subsequent amendments to the Registration Rights Agreement, the Company has agreed that shares of Common Stock acquired from time to time by Mafco Consolidated will be treated as "Registrable Shares."

                             ADDITIONAL INFORMATION

         The Company will make available a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and any Quarterly Reports on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, M&F Worldwide, 35 East 62nd Street, New York, New York 10021. Each such request must set forth a good faith representation that, as of the Record Date, March 23, 1999, the person making the request was a beneficial owner of Common Stock entitled to vote.

         In order to ensure timely delivery of such documents prior to the Annual Meeting, any request should be received by the Company promptly.

                             STOCKHOLDER PROPOSALS

         Under the rules and regulations of the SEC as currently in effect, any holder of at least $1,000 in market value of Common Stock who has held such securities for at least one year and who desires to have a proposal presented in the Company's proxy material for use in connection with the Annual Meeting of stockholders to be held in 2000 must transmit that proposal (along with his or her name, address, the number of shares of Common Stock that he or she holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Proposals of stockholders intended to be presented at the next annual meeting must be received by the Secretary, M&F Worldwide Corp., 35 East 62nd Street, New York, New York 10021, not later than November 30, 1999.

                                 OTHER BUSINESS

         The Company knows of no other matters which may come before the annual meeting. However, if any such matters properly come before the meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.

March 31, 1999

                                     By Order of the Board of Directors

                                     M & F WORLDWIDE CORP.

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                             M & F WORLDWIDE CORP.

                                 MAY 20, 1999





  [arrow down] Please Detach and Mail in the Envelope Provided [arrow down]

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A [X] PLEASE MARK YOUR         __                                   |
      VOTES AS IN THIS        |                                     |__
      EXAMPLE.



                                      WITHHOLD
                                      AUTHORITY
                    FOR               to vote for
                all nominees         all nominees
1. To elect as     [    ]               [    ]
   directors of
   M & F
   Worldwide for terms expiring in 2002 and until their successors are duly elected and qualified.

Withhold for the following only: (Write the name of the nominee(s) in the space below.)

______________________________________________




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

                                                          FOR  AGAINST  ABSTAIN
                  2. To ratify the appointment of Ernst &
NOMINEES:            Young LLP as independent certified   [  ]   [  ]     [  ]
 Jaymie A. Durnan    public accountants of M & F
 Lance Liebman       Worldwide for the fiscal year
 Stephen G. Taub     ending December 31, 1999.

                  3. To transact such other business as   [  ]   [  ]     [  ]
                     may properly come before the
                     Annual Meeting and any adjournments
                     or postponements thereof.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.






SIGNATURE ___________________________________________ DATE ____________________

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NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF A JOINT ACCOUNT, EACH
      JOINT OWNER MUST SIGN. IF SIGNING FOR A CORPORATION OR PARTNERSHIP OR AS AGENT, ATTORNEY OR FIDUCIARY, INDICATE THE CAPACITY IN WHICH YOU ARE SIGNING.

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

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PROXY                         M & F WORLDWIDE CORP.
                                  COMMON STOCK
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR ANNUAL MEETING TO BE HELD ON MAY 20, 1999

     The undersigned appoints Glenn P. Dickes, Barry F. Schwartz and Laurence Winoker, and each of them, attorneys and proxies, each with power of substitution, to vote all shares of Common Stock of M & F Worldwide Corp. ("MFW") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of MFW to be held on Thursday, May 20, 1999 at 10:00 A.M., local time, at The St. Regis Hotel, 2 East 55th Street, New York, New York, on the proposals set forth on the reverse side hereof and on such other matters as may properly come before the meeting and any adjournments or postponements thereof.
     The proxy holders will vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxy holders will vote such shares "FOR" the proposals set forth on the reverse side hereof. If any further matters properly come before the Annual Meeting, it is the intention of the person named above to vote such proxies in accordance with their best judgment.

                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)    -----------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                   -----------